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                                  EXHIBIT 99.1


                                     [LOGO]
                        Compass Knowledge Holdings, Inc.

FOR IMMEDIATE RELEASE

CONTACT: Daniel J. Devine
         Co-founder and President
         Compass Knowledge Holdings, Inc.
         2710 Rew Circle, Suite 100, Ocoee, Florida 34761
         407-573-2000
         ddevine@compassknowledge.com

                          Compass Announces Resignation
                                       Of
                      Chief Executive Officer and Chairman

OCOEE, FL, June 4, 2003/PRNewswire - Compass Knowledge Holdings, Inc. (OTC Bulletin Board: CKNO), a leading provider of e-learning and distance education services for higher education institutions, announced today that the Company and its Chief Executive Officer, Rogers W. Kirven, Jr., have entered into an Agreement with respect to Mr. Kirven's resignation as Chairman of the Board and CEO of the Company. Mr. Kirven will remain a Board member and will continue to provide advice, support and growth opportunities to the Company.

Daniel J. Devine, Co-founder and President of Compass, stated that "The Company and I sincerely appreciate the efforts of Rogers, who co-founded the Company with me. He was instrumental in helping the Company reach its current level of operations. I am pleased to have this opportunity to lead the Company and look forward to continue building a successful enterprise."

Mr. Kirven added, "We have proven our business model and under the guidance of Mr. Devine I am confident the Company will continue to grow and prosper."

Mr. Devine further stated that "Rogers' resignation comes primarily as a result of his desire to pursue other personal and business opportunities. Mr. Kirven will remain on the Board and I look forward to his continuing guidance, advice and support as Compass moves forward."

Mr. Thomas Crane, another member of the Board, provided "I view this transition in management positively and look forward to Mr. Kirven bringing additional opportunities to the Company in the future. The Board is also confident in management's ability under the guidance of Mr. Devine to operate the Company efficiently and productively."

About Compass Knowledge Holdings, Inc.

Compass Knowledge Holdings, Inc. is a premier provider of distance education and e-learning

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solutions for working professionals in niche areas of the global distance learning marketplace. Through collaboration with fully accredited colleges and universities the Company offers "Knowledge that Earns" through its divisions and subsidiaries. For more information, visit our web site at www.compassknowledge.com.

Forward-Looking Statements

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the 'safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Compass Knowledge's forward-looking statements, including the following factors: insufficient capital reserves to expand and grow the business; market acceptance of new products and services; the ability of Compass to effectively launch these new products in a timely and cost efficient manner; continued development of effective marketing, pricing and distribution strategies; Compass Knowledge's ability to attract new knowledge partners and alliances, and Compass Knowledge's ability to manage its growth and to respond to rapid technological change; competitive pressures among distance education providers may increase significantly; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired by Compass Knowledge may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; possible adverse results of future litigation; general economic or business conditions; legislative or regulatory changes may adversely affect the business in which Compass Knowledge is engaged; and changes in the securities markets may negatively impact Compass Knowledge. For a detailed discussion of cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's filings with the Securities Exchange Commission, especially in the "Factors Affecting Operating Results and Market Price of Securities" included in the Company's most recent Form 10-KSB and in subsequent filings filed with the Securities Exchange Commission.